UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported by Santander Consumer USA Holdings Inc. (“SCUSA”), on March 26, 2014, the Federal Reserve Bank of Boston (the “Federal Reserve”) informed SCUSA’s parent company, Santander Holdings USA, Inc. (“SHUSA”), that the Federal Reserve objected to SHUSA’s capital plan (the “capital plan”) pursuant to the Comprehensive Capital Analysis and Review (“CCAR”) previously submitted to the Federal Reserve by SHUSA. SHUSA is Banco Santander, S.A.’s (“Santander”) U.S. bank holding company that serves as the parent company for Santander Bank, N.A. and SCUSA.

On May 1, 2014, the Board of Directors of SCUSA declared a dividend of $0.15 per share of SCUSA common stock, payable on May 30, 2014 to shareholders of record on May 12, 2014 (the “May Dividend”).

The Federal Reserve informed SHUSA on May 22, 2014 that it does not object to SCUSA’s payment of the May Dividend, provided that Santander contribute at least $20.9 million of capital to SHUSA prior to such payment, so that SHUSA’s consolidated capital position would be unaffected by the May Dividend. The Federal Reserve also informed SHUSA that, until the Federal Reserve issues a non-objection to SHUSA’s capital plan, any future SCUSA dividend will require prior receipt of a written non-objection from the Federal Reserve.

Santander has committed to provide at least $20.9 million of additional capital to SHUSA on or prior to May 30, 2014. Accordingly, SCUSA intends to pay the May Dividend on May 30, 2014.

SCUSA does not expect to be permitted to pay dividends other than the May Dividend until such time as SHUSA has submitted to the Federal Reserve a capital plan and either the Federal Reserve issues a non-objection to such plan or the Federal Reserve otherwise issues its written non-objection to the payment of a dividend by SCUSA.

SHUSA has informed SCUSA that SHUSA does not currently expect to submit a revised capital plan to the Federal Reserve until January 2015, subject to the Federal Reserve’s approval. Accordingly, other than the May Dividend, SCUSA does not expect to pay dividends during the remainder of 2014. SCUSA currently intends to resume paying quarterly dividends in accordance with SCUSA’s previously disclosed dividend policy at such time as it is permitted to do so by the Federal Reserve.

As previously disclosed, SCUSA operates in a highly regulated industry and is subject to various U.S. federal and state laws and regulatory authorities. Because SHUSA is SCUSA’s largest and controlling shareholder and a bank holding company, SCUSA is subject to certain bank regulations, including oversight by the Office of the Comptroller of the Currency, the Bank of Spain, and the Federal Reserve. These regulators have the ability to limit certain of SCUSA’s activities, including the timing and amount of dividends and other limitations on SCUSA’s growth. There can be no assurance when SHUSA will submit a revised capital plan, or whether or when the Federal Reserve will accept SHUSA’s capital plan. In addition, SCUSA expects to incur higher costs than originally anticipated in connection with compliance with, and assisting SHUSA in, the CCAR process. The suspension of SCUSA’s ability to pay dividends or other limitations placed on SCUSA by the Federal Reserve or any other regulator and additional costs associated with regulatory compliance could have a material adverse effect on SCUSA and the trading price of its common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: May 29, 2014

	By:	/s/ Jason A. Kulas
	Name:	Jason A. Kulas
	Title:	President and Chief Financial Officer